Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on form S-8 of Crescent Point Energy Corp. (the “Corporation”) of our report dated February 28, 2018 relating to the financial statements and effectiveness of internal control over financial reporting of the Corporation, which appears in the Corporation’s Annual Report on Form 40-F for the year-ended December 31, 2017 as amended by the Form 40-F/A filed with the SEC on March 14, 2018 (the “Amended Annual Report on Form 40-F”).

We also consent to the reference to us under the heading “Interest of Experts”, which appears in the Annual Information Form included in the Exhibit incorporated by reference in the Amended Annual Report on Form 40-F, which is incorporated by reference in this registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Calgary, Alberta

July 17, 2018

PricewaterhouseCoopers LLP

111 5th Avenue SW, Suite 3100, Calgary, Alberta, Canada T2P 5L3

T: +1 403 509 7500, F:+1 403 781 1825, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.